                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 to be filed on or about March 25, 1997) pertaining to the 1996 Stock Option and Award Plan of Transamerica Corporation and to the incorporation by reference therein of our report dated February 19, 1997 with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                              Ernst & Young LLP


San Francisco, California
March 20, 1997